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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Philip Services Corp.
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             (Exact name of registrant as specified in its charter)

                  Ontario                                      Not Applicable
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(Province of incorporation or organization)                   (I.R.S. Employer
                                                             Identification No.)

  100 King Street West, P.O. BOX 2440, LCD1, Hamilton, Ontario, Canada L8N 4J6
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  (Address of principal executive offices)                         (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates:

                                       N/A

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Shares, no par value
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                                (Title of Class)



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                                EXPLANATORY NOTE

                  The common shares of Philip Services Corp., a company existing under the laws of Ontario (the "Company"), are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). On April 23, 1999, the Common Shares were suspended from trading by the New York Stock Exchange (the "NYSE"), and effective January 1, 2000, the Common Shares were delisted from the NYSE. The purpose of this Form 8-A filing is to change the registration of the Company's common shares from being registered under Section 12(b) of the Exchange Act to a registration under Section 12(g) of the Exchange Act.

Item 1.           Description of Registrant's Securities to be Registered
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                  The common shares, no par value (the "Common Shares"), of
Philip Services Corp., a company existing under the laws of Ontario (the "Company"), have the following rights, privileges, restrictions and conditions:

                  (i) the holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the corporation and shall have one vote for each Common Share held at such meetings of shareholders of the corporation;

                  (ii) the holders of the Common Shares shall in each year, at the discretion of the Board of Directors, be entitled to receive dividends when, if and as declared by the Board of Directors; and

                  (iii) the holders of the Common Shares shall be entitled to receive pro rata the remaining property of the corporation in the event of liquidation, dissolution or winding up of the corporation or other distribution of the assets of the corporation among its shareholders for the purpose of winding up its affairs.

Item 2.           Exhibits
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3.1               Articles of Amalgamation of Lincoln Waste Management Inc.
                  (previous name of the Registrant) dated April 15, 1991 (filed as Exhibit 3.1 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).


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3.2               Articles of Amendment of the Registrant dated June 26, 1991
                  (filed as Exhibit 3.2 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.3 Articles of Amendment of the Registrant dated July 10, 1991 (filed as Exhibit 3.3 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.4 Articles of Amendment of the Registrant dated May 22, 1997 (filed as Exhibit 3.4 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.5 Bylaws of Lincoln Waste Management Inc. (previous name of the Registrant) dated August 16, 1990 (filed as Exhibit 3.5 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

4.2 Specimen of Common Stock Certificate (filed as Exhibit 4.2 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     PHILIP SERVICES CORP.



                                     By:      /s/  Colin Soule
                                         -------------------------------------
                                         Name: Colin Soule
                                         Title: General Counsel and Secretary



Dated:  March 28, 2000



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

3.1 Articles of Amalgamation of Lincoln Waste Management Inc. (previous name of the Registrant) dated April 15, 1991 (filed as Exhibit 3.1 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.2        Articles of Amendment of the Registrant dated June 26, 1991 (filed as
           Exhibit 3.2 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.3        Articles of Amendment of the Registrant dated July 10, 1991 (filed as
           Exhibit 3.3 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.4        Articles of Amendment of the Registrant dated May 22, 1997 (filed as
           Exhibit 3.4 with the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.5 Bylaws of Lincoln Waste Management Inc. (previous name of the Regis-trant) dated August 16, 1990 (filed as Exhibit 3.5 with the Company's
           Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and incorporated herein by reference).

4.2        Specimen of Common Stock Certificate (filed as Exhibit 4.2 with the
           Company's Annual Report on Form 10-K/A for the fiscal year ended
           December 31, 1997 and incorporated herein by reference).


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